Exhibit 99.1

Varco Announces Third Quarter 2004 Financial Results;

Oilfield Activity drives Y-O-Y and Sequential Improvement

HOUSTON, Texas, November 2, 2004 (BUSINESS WIRE) – Varco International, Inc. (NYSE: VRC) today announced that it earned $32.5 million or $0.33 per fully diluted share from continuing operations during its third quarter ended September 30, 2004, including the impact of a $1.1 million or $0.01 per fully diluted share charge related to its previously announced restructuring of its Drilling Equipment Group. Excluding the restructuring charge earnings were $0.34 per fully diluted share. These results compare to net income from continuing operations of $27.3 million or $0.28 per fully diluted share in the third quarter of 2003, before restructuring charges of $0.3 million.

Varco’s third quarter 2004 revenues from continuing operations totaled $414.3 million, up 11 percent from the third quarter of 2003. Operating profit from continuing operations was $57.8 million in the third quarter. Excluding Drilling Equipment Group restructuring charges of $1.1 million and $0.3 million, respectively, operating profit from continuing operations was $58.9 million or 14.2 percent of revenue in the third quarter of 2004, and $49.0 million or 13.2 percent of revenue in the third quarter of 2003.

Varco’s third quarter 2004 consolidated net income, including discontinued operations, was $34.6 million or $0.35 per fully diluted share, which included a net gain of $0.02 per fully diluted share from the Company’s discontinued rig fabrication business related to a favorable resolution of an outstanding contractual issue. This compares to consolidated net income of $26.7 million or $0.27 per fully diluted share in the third quarter of 2003.

Outlook: “Varco performed very well in the third quarter of 2004, and we expect strong financial results to continue through the fourth quarter,” stated John Lauletta, Varco’s Chairman and Chief Executive Officer. “High levels of oilfield activity are spurring demand for the Company’s tubular inspection and coating services, as well as solids control and rig instrumentation services. Additionally, Varco’s business of supplying capital equipment and drilling and coiled tubing technology to the oilfield is also benefiting from higher demand.”

Lauletta noted that the Drilling Equipment Group’s aggressive restructuring, strategic focus on aftermarket sales and services, and improving market demand resulted in operating margins in excess of the Company’s stated 15 percent target in the third quarter. “We’re very proud that the Drilling Equipment Group achieved this important goal earlier than our original timeframe,” he stated.

Backlog for the Coiled Tubing & Wireline Group rose to $76.7 million, the highest since the third quarter of 2001. Order rates for the Coiled Tubing & Wireline Group were $68.5 million, the second highest quarter ever. The Drilling Equipment Group had orders of $106.6 million in the third quarter, up from the prior year level but down slightly from the first and second quarter level. Included in the orders was a previously-announced $13 million package of drilling equipment for a new jackup rig being constructed by Keppel Fels for Odfjell Drilling AS of Norway. Drilling Equipment Group backlog fell 9 percent to $114.3 million in the third quarter.

Drilling Equipment: Revenues from continuing operations for the Group were $118.4 million in the third quarter, up six percent from the third quarter of 2003, and up 13 percent from the second quarter of 2004. Operating profit from continuing operations was $18.0 million in the third quarter of 2004. Excluding charges of $1.1 million related to the previously announced restructuring of the Group, operating profit from continuing operations was $19.1 million or 16.2 percent of revenue. This compares to operating profit from continuing operations of $13.0 million or 11.7 percent of revenue in the third quarter of 2003, excluding Group restructuring charges of $0.3 million in the prior period.

Tubular Services: Revenues for the Group were $138.9 million in the third quarter, up 12 percent from the third quarter of 2003. Group operating profit totaled $27.3 million or 19.7 percent of revenue, compared to $22.7 million or 18.3 percent of revenue in the third quarter of 2003. Strong year-over-year demand growth in inspection, coating and mill equipment sales fueled the increase. Operating leverage, or incremental operating profit divided by incremental revenue, was 32 percent for the Group year-over-year.

Drilling Services: Revenues for the Group were $91.6 million in the third quarter, up 17 percent from the third quarter of 2003. However, operating profit and margin declined year-over year. Prior year results included greater sales of drilling control systems, rig instrumentation equipment, and solids control equipment, and a greater mix of offshore service revenue. In addition, wetter weather resulted in lower solids control service revenue in Canada compared to last year. Operating profit in the third quarter was $15.1 million or 16.5 percent of revenue for the Group, down from $16.0 million or 20.5 percent of revenue in the third quarter of 2003.

Coiled Tubing & Wireline Products: Revenues for the Group were $65.4 million in the third quarter, up 13 percent from the third quarter of 2003. Group operating profit totaled $13.6 million or 20.7 percent of revenue, compared to $11.5 million or 19.8 percent of revenue in the third quarter of 2003. Operating leverage for the Group was 28 percent year-over-year.

Balance Sheet: As of September 30, 2004 the Company had $111.9 million in cash, $463.7 million in debt, and stockholder’s equity of $1,069.4 million. Capital expenditures were $13.3 million in the quarter.

Merger Update: On October 13, 2004, Varco and National-Oilwell, Inc. jointly announced that they have received a request for additional information from the Antitrust Division of the U.S. Department of Justice regarding the proposed merger between the companies. Both companies are gathering information to comply with the request and expect to respond by late November or early December. Closing of the transaction is expected to occur as quickly as possible after regulatory clearance and stockholder approvals are received.

Varco will hold a conference call on Tuesday, November 2, 2004 at 9:00 AM CST to discuss third quarter results. The dial-in number for the call is 1-517-308-9002 and the password code is “Varco Earnings”. A replay will be available through November 12, 2004 at 1-203-369-0538 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, waste management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward-looking statements are statements regarding the expected future financial results of the Company and the expected closing of the proposed merger with National-Oilwell, Inc., and any statements about the effects or the benefit of the proposed merger. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, oil price fluctuations, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, risks associated with foreign currency exchange rate fluctuations, risks associated with political instability, terrorism and war, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$111.9	$85.7
Accounts receivable, net	365.2	331.7
Inventory, net	327.3	339.2
Deferred tax assets	17.5	17.0
Prepaid expenses and other	31.5	23.8

Total current assets	853.4	797.4
Property and equipment, net	483.4	488.9
Identified intangibles, net	38.4	31.5
Goodwill, net	459.2	434.0
Other assets, net	12.3	12.5

Total assets	$1,846.7	$1,764.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$81.7	$98.4
Accrued liabilities	133.0	125.7
Income taxes payable	20.7	7.8
Current portion of long-term debt and short-term borrowings	3.9	6.5

Total current liabilities	239.3	238.4
Long-term debt	459.8	450.5
Pension liabilities and post-retirement obligations	30.9	29.5
Deferred taxes payable	42.6	46.2
Other liabilities	4.7	5.5

Total liabilities	777.3	770.1

Commitments and contingencies

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 100,851,625 shares issued and 97,780,245 shares outstanding at September 30, 2004 (99,150,487 shares issued and 96,908,207 shares outstanding at December 31, 2003)	1.0	1.0
Paid in capital	562.2	535.1
Retained earnings	557.9	494.6
Accumulated other comprehensive loss	(5.4)	(6.2)
Less: treasury stock at cost ( 3,071,380 shares at September 30, 2004 and 2,242,280 shares at December 31, 2003)	(46.3)	(30.3)

Total common stockholders’ equity	1,069.4	994.2

Total liabilities and equity	$1,846.7	$1,764.3

Note: Totals may not add due to rounding.

VARCO INTERNATIONAL, INC.

QUARTERLY STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions, except per share data)
Revenue:
Drilling Equipment	$118.4	$111.7	$319.5	$366.3
Tubular Services	138.9	124.2	389.9	337.0
Drilling Services	91.6	78.1	241.7	217.4
Coiled Tubing & Wireline Products	65.4	58.0	174.4	168.6

Total revenue	414.3	372.0	1,125.5	1,089.3
Total gross profit	111.1	107.7	297.0	309.9
Total gross profit percent	26.8%	29.0%	26.4%	28.5%
Selling, general and administration	40.3	43.7	121.1	134.0
Research and engineering	13.0	15.3	40.1	46.2

Operating profit	57.8	48.7	135.8	129.7
Interest expense	7.9	7.4	22.9	23.1
Other expense	1.0	1.0	3.1	2.4

Income from continuing operations before taxes	48.9	40.3	109.8	104.2
Income tax provision	16.4	13.2	36.9	35.1

Income from continuing operations	32.5	27.1	72.9	69.1
Income (loss) from discontinued operations, net of tax	2.1	(0.4)	(9.6)	(6.4)

Net Income	$34.6	$26.7	$63.3	$62.7

Earnings per common share:
Basic:
Continuing operations	$0.33	$0.28	$0.75	$0.71
Discontinued operations	0.02	—	(0.10)	(0.07)

Net income	$0.35	$0.27	$0.65	$0.64

Dilutive:
Continuing operations	$0.33	$0.28	$0.74	$0.70
Discontinued operations	0.02	—	(0.10)	(0.07)

Net income	$0.35	$0.27	$0.64	$0.64

Weighted average number of common shares outstanding:
Basic	97.5	97.5	97.2	97.3

Dilutive	98.8	98.3	98.2	98.2

Note: Totals may not add due to rounding.

VARCO INTERNATIONAL, INC.

OPERATING PROFIT - SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions)
Revenue:
Drilling Equipment	$118.4	$111.7	$319.5	$366.3
Tubular Services	138.9	124.2	389.9	337.0
Drilling Services	91.6	78.1	241.7	217.4
Coiled Tubing & Wireline Products	65.4	58.0	174.4	168.6

Total revenue	$414.3	$372.0	$1,125.5	$1,089.3

Operating profit:
Drilling Equipment (before restructuring charges Note 1)	$19.1	$13.0	$42.6	$45.8
Tubular Services	27.3	22.7	66.1	51.2
Drilling Services	15.1	16.0	38.3	40.9
Coiled Tubing & Wireline Products	13.6	11.5	33.9	33.4
Other unallocated	(16.2)	(14.2)	(44.9)	(41.3)

Total operating profit (before litigation gain and restructuring charges Note 1)	$58.9	$49.0	$136.0	$130.0

Operating profit %:
Drilling Equipment (before restructuring charges Note 1)	16.2%	11.7%	13.3%	12.5%
Tubular Services	19.7%	18.3%	17.0%	15.2%
Drilling Services	16.5%	20.5%	15.8%	18.8%
Coiled Tubing & Wireline Products	20.7%	19.8%	19.4%	19.8%

Total operating profit % (before litigation gain and restructuring charges Note 1)	14.2%	13.2%	12.1%	11.9%

Note: Totals may not add due to rounding.

Note 1: Drilling Equipment Group operating profit excludes restructuring charges of $1.1 million recorded in the third quarter of 2004, $4.0 million recorded in the first nine months of 2004, and $0.3 million recorded in the third quarter of 2003. Including these restructuring charges, the Drilling Equipment Group’s operating profit was $18.0 million or 15.2% of the Group’s revenue in the third quarter of 2004, $38.6 million or 12.1% in the first nine months of 2004, and $12.8 million or 11.5% in the third quarter of 2003. Total operating profit excludes the Drilling Equipment restructuring charges and a net litigation settlement gain of $3.8 million recorded in the second quarter of 2004. The Company believes that reporting operating profit before litigation gain and restructuring charges provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses these financial measures internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING LITIGATION GAIN, RESTRUCTURING

AND DISCONTINUED OPERATIONS AND

SUMMARY STATEMENT OF CASH FLOW INFORMATION

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions, except per share data)
Reconciliation of EBITDA before litigation gain, restructuring charges and discontinued operations (1):
GAAP net income	$34.6	$26.7	$63.3	$62.7
Provision for income taxes	16.4	13.2	36.9	35.1
Interest expense	7.9	7.4	22.9	23.1
Depreciation and amortization	18.9	16.9	55.1	49.6
Litigation gain, restructuring charges and discontinued operations:
Litigation settlement gain, net	—	—	(3.8)	—
Drilling equipment restructuring charges	1.1	0.3	4.0	0.3
MIL discontinued operations/impairment costs, net of tax	(2.1)	0.4	9.6	6.4
Less MIL depreciation and amortization	—	(0.1)	(0.1)	(0.2)

EBITDA before litigation gain, restructuring charges and discontinued operations (1)	$76.8	$64.8	$187.9	$177.0

Reconciliation of GAAP net income before litigation gain, restructuring charges and discontinued operations (2):
GAAP net income	$34.6	$26.7	$63.3	$62.7
Litigation gain, restructuring and discontinued operations (net of tax):
Litigation settlement gain, net	—	—	(2.5)	—
Drilling equipment restructuring charges	0.7	0.2	2.7	0.2
MIL discontinued operations/impairment costs	(2.1)	0.4	9.6	6.4

Net income before litigation gain, restructuring charges and discontinued operations	$33.1	$27.3	$73.0	$69.3

Weighted average dilutive shares outstanding	98.8	98.3	98.2	98.2

Dilutive earnings per share before litigation gain, restructuring charges and discontinued operations (2)	$0.34	$0.28	$0.74	$0.71

Summary statement of cash flow information:
Net cash provided by operating activities			$93.3	$73.9
Net cash used for investing activities			(70.4)	(66.8)
Net cash provided by (used for) financing activities			3.3	(2.7)

Net increase in cash			26.2	4.4
Cash, beginning of period			85.7	106.0

Cash, end of period			$111.9	$110.4

Note: Totals may not add due to rounding.

(1)	EBITDA before litigation gain, restructuring charges and discontinued operations means earnings before interest, taxes, depreciation, amortization, litigation gain, restructuring and discontinued operations, and is a non-GAAP measurement. Management uses EBITDA before litigation gain, restructuring charges and discontinued operations because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

(2)	The Company believes that reporting net income and dilutive EPS excluding litigation gain, restructuring charges and discontinued operations provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	Varco International, Inc., Houston
Clay Williams, (281) 953-2200
ccwilliams@varco.com